AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1997

                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         ATLANTIC PREMIUM BRANDS, LTD.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                        (State or other jurisdiction of
                         incorporation or organization)

                                   36-3761400
                      (I.R.S. Employer Identification No.)

                           650 Dundee Road, Suite 370
                           Northbrook, Illinois 60062

                                 (847) 480-4000
              (Address, including zip code, and telephone number,

                 including area code, of registrant's principal
                               executive offices)

                            ------------------------

           Atlantic Premium Brands, Ltd. Employee Stock Purchase Plan
                            (Full title of the Plan)

                            ------------------------
                                 Tom D. Wippman
                         General Counsel and Secretary
                         Atlantic Premium Brands, Ltd.
                           650 Dundee Road, Suite 370
                           Northbrook, Illinois 60062
                                 (847) 480-4000

(Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                            Michael J. Silver., Esq.
                             Hogan & Hartson L.L.P.
                            111 South Calvert Street
                            Baltimore Maryland 21202
                                 (410) 659-2700

                            ------------------------


                        CALCULATION OF REGISTRATION FEE

-------------------------------------- ----------------- ---------------------- ---------------------- --------------
                                            AMOUNT         PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
         TITLE OF SECURITIES                TO BE           OFFERING PRICE       AGGREGATE OFFERING    REGISTRATION
          TO BE REGISTERED                REGISTERED           PER SHARE                PRICE             FEE (1)
--------------------------------------- ----------------- ---------------------- ---------------------- --------------
Common Stock, par value $.01 per share       250,000              $3.75                $937,500            $284.09
--------------------------------------- ----------------- ---------------------- ---------------------- --------------

(1) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended solely for the purpose of calculating the amount of the Registration fee, based on the average of the high and low prices per share of Atlantic Premium Brands, Ltd. common stock, par value $.01 per shares, on October 31, 1997, as reported on the New York Stock Exchange.


                                                Exhibit Index Appears on page 7.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  Atlantic Premium Brands, Ltd. (the "Company") hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:

                  (a) The Registrant's Form 10-K for the fiscal year ended December 31, 1996;

                  (b)      All reports filed with the Commission pursuant to
                           Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996; and

                  (c) The description of the Company's Common Stock ("Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 14, 1993 and registering shares of Common Stock pursuant to Section 12(g) of the Exchange Act.

                  In addition, all documents and reports filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Under Section 145 of the Delaware General Corporation Law (the "Delaware Law"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Law provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

                  The Company's Restated Certificate of Incorporation and Bylaws provide for mandatory indemnification of directors and officers on generally the same terms as permitted by the Delaware Law. Under the Restated Certificate of Incorporation, the Company shall advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that he or she is not entitled to indemnification. The Company has obtained directors and officers liability insurance.

                                     * * *

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  Exhibit
                  Number            Description
                  -------           -----------
                   5.1              Opinion of Hogan & Hartson L.L.P. regarding
                                    the legality of the shares being registered.

                  10.1 Atlantic Premium Brands, Ltd. Employee Stock Purchase Plan, dated November 1, 1997.

                  23.1 Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

                  23.2              Consent of Arthur Andersen LLP Independent
                                    Auditors.

                  24.1 Power of Attorney (included on signature pages).

                  99.1              Section 145 of the Delaware General
                                    Corporation Law.

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) The undertaking concerning indemnification is set forth under the response to Item 6.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Northbrook, State of Illinois, on the 5th day of November, 1997.

                                    ATLANTIC PREMIUM BRANDS, LTD.

                                    By: /s/ Alan F. Sussna
                                        _________________________
                                        Alan F. Sussna
                                        President

                               POWER OF ATTORNEY

                  Know all men by these presents, that each individual whose signature appears below constitutes and appoints Alan F. Sussna, Merrick E. Elfman and Tom D. Wippman, and each of them, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement (the "Registration Statement") relating to a registration of shares of common stock on Form S-8 and to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 5th day of Nobember, 1997:

/s/ Alan F. Sussna                   Director, President and Chief Executive
______________________________       Officer
Alan F. Sussna

/s/ Merrick M. Elfman                Director and Chairman of the Board
______________________________
Merrick M. Elfman

______________________________
Rick Inatome                         Director


______________________________
John A. Miller                       Director


______________________________
G. Cook Jordan, Jr.                  Director

/s/ Steven M. Taslitz
______________________________
Steven M. Taslitz                    Director

/s/ Eric D. Becker
______________________________
Eric D. Becker                       Director

                                 EXHIBIT INDEX

Exhibit
Number                                              Description                                             Page
-------                                             -----------                                             ----
 5.1          Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares being registered.

10.1          Atlantic Premium Brands, Ltd. Employee Stock Purchase Plan, dated November 1, 1997.

23.1          Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

23.2          Consent of Arthur Andersen LLP Independent Auditors.

24.1          Power of Attorney (included on signature pages).

99.1          Section 145 of the Delaware General Corporation Law.